BY-LAWS

                                       OF

                             MILWAUKEE LAND COMPANY

                            (a Delaware corporation)


                         (as amended to March 18, 1997)


                                    ARTICLE I

                                  Stockholders

                  SECTION 1. Annual Meetings. The annual meeting of stockholders
                             ---------------
for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

                  SECTION 2. Special Meetings. Special meetings of stockholders
                             ----------------
for the transaction of such business as may properly come before the meeting may be called only by notice of the Chairman of the Board or the President or by a duly qualified officer of the Corporation upon the request of stockholders holding together no less than 80% of all the outstanding shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the notice shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

                  SECTION 3. Notice of Meetings. Written notice of all meetings
                             ------------------
of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

                  SECTION 4. Stockholder Lists. The officer who has charge of
                             -----------------
the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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                  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 5. Quorum; Required Vote. Except as otherwise provided
                             ---------------------
by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, a plurality of the votes cast shall elect directors and each other matter, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy and actually voting on such matter. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

                  SECTION 6. Organization. Meetings of stockholders shall be
                             ------------
presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

                  SECTION 7. Voting; Proxies. (a) At each meeting of
                             ---------------
stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot.

                  (b) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting and actually voting on the matter shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

                  SECTION 8. Inspectors. The Board of Directors, in advance of
                             ----------
any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. In case any person who may be appointed as an inspector fails to appear or act, the


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
vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspector or inspectors shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.


                                   ARTICLE II

                               Board of Directors
                               ------------------

                  SECTION 1.  General Powers.  The business, property and
                              --------------
affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

                  SECTION 2. Qualification; Number; Term; Remuneration. (a) Each
                             -----------------------------------------
director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be six, or such larger or lesser number as may be fixed from time to time by the Board of Directors. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

                  (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  SECTION 3. Chairman of the Board of Directors. From time to
                             ----------------------------------
time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint a Chairman of the Board of Directors, who shall be a member of the Board of Directors. The Chairman of the board of Directors, if there be one, shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board of Directors shall hold that position at the pleasure of the Board. The Chairman of the Board of Directors shall not, by reason of holding such position, be deemed to be an officer of the Corporation.

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

                  SECTION 4. Quorum and Manner of Voting. Except as otherwise
                             ---------------------------
provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 5. Places of Meetings. Meetings of the Board of
                             ------------------
Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

                  SECTION 6. Annual Meeting. Following the annual meeting of
                             --------------
stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

                  SECTION 7.  Regular Meetings.  Regular meetings of the Board
                              ----------------
of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

                  SECTION 8.  Special Meetings.  Special meetings of the Board
                              ----------------
of Directors shall be held whenever called by the Chairman of the Board, President, or by no less than 75% of the directors then in office.

                  SECTION 9. Notice of Meetings. A notice of the place, date and
                             ------------------
time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

                  SECTION 10. Organization. At all meetings of the Board of
                              ------------
Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

                  SECTION 11. Resignation. Any director may resign at any time
                              -----------
upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of 80% or more of the shares of stock outstanding and entitled to vote for the election of directors.

                  SECTION 12. Vacancies. Unless otherwise provided in these
                              ---------
By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of

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
directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

                  SECTION 13. Action by Written Consent. Any action required or
                              -------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                   ARTICLE III

                                   Committees
                                   ----------

                  SECTION 1. Appointment. From time to time the Board of
                             -----------
Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

                  SECTION 2. Procedures, Quorum and Manner of Acting. Each
                             ---------------------------------------
committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

                  SECTION 3. Action by Written Consent. Any action required or
                             -------------------------
permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

                  SECTION 4. Term; Termination. In the event any person shall
                             -----------------
cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers
                                    --------

                  SECTION 1. Election and Qualifications. The Board of Directors
                             ---------------------------
shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant

Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

                  SECTION 2. Term of Office and Remuneration. The term of office
                             -------------------------------
of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

                  SECTION 3. Resignation; Removal. Any officer may resign at any
                             --------------------
time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

                  SECTION 4. President and Chief Executive Officer. The
                             -------------------------------------
President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

                  SECTION 5. Vice-President. A Vice-President may execute and
                             --------------
deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

                  SECTION 6.  Treasurer.  The Treasurer shall in general have
                              ---------
all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

                  SECTION 7.  Secretary.  The Secretary shall in general have
                              ---------
all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

                  SECTION 8. Assistant Officers. Any assistant officer shall
                             ------------------
have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

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

                                    ARTICLE V

                                Books and Records
                                -----------------

                  SECTION 1. Location. The books and records of the Corporation
                             --------
may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

                  SECTION 2. Addresses of Stockholders. Notices of meetings and
                             -------------------------
all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

                  SECTION 3. Fixing Date for Determination of Stockholders of
                             ------------------------------------------------
Record. (a) In order that the Corporation may determine the stockholders
------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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

                                   ARTICLE VI

                         Certificates Representing Stock
                         -------------------------------

                  SECTION 1. Certificates; Signatures. The shares of the
                             ------------------------
Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

                  SECTION 2. Transfers of Stock. Upon compliance with provisions
                             ------------------
restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

                  SECTION 3. Fractional Shares. The Corporation may, but shall
                             -----------------
not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

                  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                  SECTION 4. Lost, Stolen or Destroyed Certificates. The
                             --------------------------------------
Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

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
                                   ARTICLE VII

                                    Dividends
                                    ---------

                  Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                     Indemnification of Directors, Officers,
                              Employees and Agents
                     ---------------------------------------

                  SECTION 1. Indemnification Respecting Third Party Claims. (a)
                             ---------------------------------------------
The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph (a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph
(a) against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article.

                  (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under this Section 1.

                  SECTION 2. Indemnification Respecting Derivative Claims. (a)
                             --------------------------------------------
The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph (a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph
(a) against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article.

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
                  (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under this Section 2.

                  SECTION 3. Determination of Entitlement to Indemnification.
                             -----------------------------------------------
Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or 2 of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 1 or paragraph (a) of Section 2, the Corporation shall cause such determination to be made not later than 60 days after such request is made.

                  SECTION 4. Right to Indemnification Upon Successful Defense
                             ------------------------------------------------
and for Service as a Witness. (a) Notwithstanding the other provisions of this
----------------------------
Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

                  (b) To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or a committee thereof or by any securities exchange on which securities of the Corporation are or were listed by reason of his services as a director or officer of the Corporation or as a Subsidiary Officer of any Affiliated Entity (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs. The Corporation may indemnify any employee or agent of the Corporation to the same extent it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

                  SECTION 5. Advance of Expenses. (a) Expenses and costs
                             -------------------
incurred by any person referred to in paragraph (a) of Section 1 or paragraph
(a) of Section 2 of this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

                  (b) Expenses and costs incurred by any person referred to in paragraph (b) of Section 1 or paragraph (b) of Section 2 of this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation or a committee thereof authorized to so act by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article; provided, however, a determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that there is reason to believe, based on a review of readily available facts, that such person ultimately will be found entitled to indemnification.

                  SECTION 6. Indemnification not Exclusive. The provision of
                             -----------------------------
indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity while holding any such position.

                  SECTION 7. Accrual of Claims; Successor. The indemnification
                             ----------------------------
provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

                  SECTION 8. Corporate Obligations; Successors. This Article
                             ---------------------------------
shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.

                  SECTION 9. Insurance. The Corporation may purchase and
                             ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

                  SECTION 10. Definitions of Certain Terms. (a) For purposes of
                              ----------------------------
this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence hand continued, would have been permitted under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (b) For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                  SECTION 11. Notwithstanding any provision of this Article VIII or the Corporation's Certificate of Incorporation, for so long as the Corporation is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), the indemnification provided pursuant to this Article VIII shall not be available to any person to the extent that such indemnification is inconsistent with the provisions of the 1940 Act and the rules and regulations thereunder.

                                   ARTICLE IX

                                  Ratification
                                  ------------

                  Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal
                                 --------------

                  The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                                   ARTICLE XI

                                   Fiscal Year
                                   -----------

                  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE XII

                                Waiver of Notice
                                ----------------

                  Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XIII

                     Bank Accounts, Drafts, Contracts, Etc.
                     -------------------------------------

                  SECTION 1. Bank Accounts and Drafts. In addition to such bank
                             ------------------------
accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

                  SECTION 2. Contracts. The Board of Directors may authorize any
                             ---------
person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                  SECTION 3. Proxies; Powers of Attorney; Other Instruments. The
                             ----------------------------------------------
President or any other person designated by the President shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                  SECTION 4. Financial Reports. The Board of Directors may
                             -----------------
appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.


                                   ARTICLE XIV

                                   Amendments
                                   ----------

                  The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.